UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2024 (February 12, 2024)

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

56B 5th Street, Lot 1, #AT

Carmel by the Sea, CA 93921

(Address of principal executive offices)

(866) 477-4729

(Registrant’s telephone number, including area code)

n/a

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Between February 6 and February 21, 2024, Innovative Payment Solutions, Inc. (the “Company” or “IPSI”) entered into Securities Purchase Agreements pursuant to which the Company issued convertible promissory notes (the “Notes”) to four (4) accredited investment entities for total gross proceeds of approximately $308,000. The offer and sale of the Notes was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Notes are unsecured, mature 12 months from issuance, bear interest at a rate of 8% per annum, and are convertible into shares of common stock of the Company (the “Common Stock”) at a conversion price of $0.345 per share (as adjusted for stock splits, stock combinations, and similar events). The Notes may be prepaid at any time without penalty. The Note contains customary events of default. The Company is under no obligation to register the shares of Common Stock underlying the Notes for public resale.

Item 8.01 Other Information.

Non-Binding Letter of Intent with Business Warrior

Overview and Cautionary Statement

On February 13, 2024, the Company signed an amended and restated non-binding letter of intent (the “LOI”) with Business Warrior Corporation, a Wyoming corporation (“BZWR”), pursuant to which the Company would acquire BZWR on the general terms described below (the “Proposed Transaction”).

Readers are cautioned that the LOI is intended to express only a mutual indication of interest by IPSI and BZWR in the Proposed Transaction, and neither IPSI nor BZWR shall have any legal obligation of any kind with respect to the Proposed Transaction unless and until binding definitive agreements with respect to the Proposed Transaction are executed. Moreover, the Proposed Transaction, assuming definitive agreements are even executed, would be subject to the approval of the stockholders of both IPSI and BZWR and the satisfaction of other conditions to closing, of which no assurances can be given. Therefore, there is a material risk that the Proposed Transaction may not reach the stage of definitive agreements or may not ultimately be consummated for any number of reasons.

Purpose of the Proposed Transaction

Headquartered in Las Vegas, Nevada, BZWR is a publicly listed, revenue generating fintech company that offers PayPlan, a comprehensive lending software platform that includes marketing services for lenders and businesses. The Company believes that a potential combination with a fintech company that generates some revenue monthly would complement the development and commercial launch of the Company’s IPSIPay ExpressTM products and potentially other product offerings. IPSIPay Express (which takes the form of a joint venture of which the Company currently owns 22%) was formed in June 2023 to develop and launch a proprietary consumer to merchant real-time payment platform called Instant-Settlement in RealTime™ as well as to provide traditional credit card processing services initially focused on the fast-growing online gaming and entertainment sector.

In addition, the Company and BZWR have certain convertible note investors (the “Note Holders”) in common. Therefore, one purpose of the Proposed Transaction would be to convert the indebtedness of both the Company and BZWR held by the Note Holders into equity securities of the Company.

Outline of Proposed Terms

The principal terms of the Proposed Transaction (which are subject in all instances to continuing due diligence, negotiation and input from legal and tax advisors) are as follows:

1.	Preliminary Structure. At the closing of the Proposed Transaction (the “Closing”), the Company would acquire 100% of the outstanding equity and equity equivalents of BZWR (including outstanding warrants and other securities that have the right to acquire or convert into equity securities of BZWR) on a cash-free, debt free basis by way of a merger of BZWR into a new subsidiary of the Company.

2.	Consideration. The total consideration provided to or for the benefit of BZWR equity holders (including holders of warrants and other outstanding preferred stock or other convertible securities of BZWR), as applicable (the “Transaction Consideration”) would be in the form of newly-issued shares (the “Transaction Shares”) of Company common stock representing forty percent (40%) of the Common Stock immediately following the Closing.

Note Exchange Transaction; Replacement Preferred. Prior to and as a condition to the Closing, the Note Holders of both IPSI and BZWR shall effect a note exchange transaction pursuant to which all of the outstanding convertible notes of IPSI and BZWR held by the Note Holders will be cancelled and exchanged for shares of newly-issued Series A Convertible Preferred Stock of IPSI (“Replacement Preferred”). The terms of the Replacement Preferred will be negotiated with the Note Holders.

3.	BZWR Capitalization Restructure. Prior to the Closing, BZWR shall cause all of its outstanding shares of preferred stock and warrants to be converted into shares of BZWR common stock, net exercised or cancelled, with the effect that only shares of BZWR common stock would be outstanding a Closing, the holders of which would be entitled to receive the Transaction Consideration.

4.	Board of Directors. The post-Closing Board of Directors of IPSI shall consist of a number of individuals to be agreed upon by IPSI and BZWR, provided that (i) the majority of the post-Closing Board of Directors will be appointed by IPSI and (ii) the majority of the post-Closing Board of Directors will be “independent” as defined under Nasdaq Stock Market rules.

Company Loan to BZWR

On February 12, 2024, and in connection with the LOI and the Proposed Transaction, the Company (utilizing a portion of the proceeds from the issuance of the Notes) loaned funds to BZWR in the principal amount of $226,190, which includes an original issue discount equal to $67,857, netting BZWR proceeds $158,333. The loan is memorialized by a secured promissory note (the “BZWR Note”). The BZWR Note does not accrued interest, except in the case of an event of default, which case interest accrues at 15% per annum. The BZWR Note matures on the earlier to occur of December 31, 2025 and the date that BZWR’s securities are listed on a national securities exchange. The BZWR Note may be prepaid at any time for an amount equal to 110% of the then principal and accrued interest. IPSI shall have the right to exchange the BZWR Note for securities issued by BZWR in any subsequent private placement by BZWR. The principal and accrued interest under BZWR Note is convertible into common stock of BZWR at a price equal to $0.0036 per share, subject to certain adjustments and potential resets. BZWR’s obligations under the BZWR Note are guaranteed by BZWR’s subsidiaries and secured by a lien on BZWR’s accounts receivable. The BZWR Note is one of several similar notes issued by BZWR. Keystone Capital Partners LLC is acting as collateral agent for the holders of such notes, include IPSI as the holder of the BZWR Note.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information included in this Current Report on Form 8-K (this “Report”) contain or may contain “forward-looking statements.” Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results, including, without limitation, statements related to the LOI and the Proposed Transaction. We generally use the words “may,” “should,” “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “estimate,” “potential,” “continue,” “will,” and similar expressions to identify forward-looking statements. Forward-looking statements, including those concerning our expectations, involve significant risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In particular, readers are cautioned that there is a material risk that the Proposed Transaction may not reach the stage of definitive agreements or may not ultimately be consummated for any number of reasons, and therefore readers should not make any investment in IPSI’s or BZWR’s securities in reliance on the fact that the Proposed Transaction will be consummated as contemplated or at all. Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.
Dated: February 26, 2024
	By:	/s/ William D. Corbett
	Name:	William D. Corbett
	Title:	Chief Executive Officer

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